Exhibit  99.1


Company Contact:                                     Media Contact:
Dianne Will                                          Digs Majumder
Hemispherx Biopharma, Inc.                           Neale-May & Partners
518-398-6222                                         212.213.5400 x 206
ir@hemispherx.net                                    digs@nealemay.com



   Hemispherx Announces Approval by AMEX of Plan to Achieve Compliance Status


Philadelphia, PA, May 12, 2006: Hemispherx Biopharma, Inc. (AMEX: HEB) announced today that on May 5, 2006 the American Stock Exchange (AMEX) notified the Company that it reviewed the Company's plan to regain compliance with the continued listing standards and determined that the plan demonstrates reasonable ability to succeed.

As previously announced, on April 3, 2006, Hemispherx Biopharma received a notice from the AMEX indicating that was is not in compliance with Sections 134 and 1101 of the AMEX Company Guide. The non-compliance was a result of the Company's inability to file its annual report on Form 10-K for the fiscal year ended December 31, 2005 with audited financial statements on a timely basis. The May 5, 2006 AMEX extension gives the Company until June 2, 2006 to file its Form 10-K.

The delay in the filing of the 10-K is caused by the application of accounting principles around complex convertible debentures held on the books of the Company. The application of these principles relates to non-cash charges that do not affect the Company's revenues, cash flows from operations or liquidity.

As a result of the delayed filing of the 10-K, the filing of the Form 10-Q for the period ended March 31, 2006 will be delayed. On May 10, 2006, the AMEX informed the Company that the failure to timely file this Form 10-Q was an additional deficiency under Sections 134 and 1101 of the AMEX Company Guide. However, the AMEX granted an extension until June 30, 2006 for the Company to regain compliance with the requirement to file the Form 10-Q.

Dr. William Carter, Chairman and CEO of Hemispherx Biopharma, stated, "The Company and our auditors are diligently focused on resolving this issue in a timely manner. We remain dedicated to delivering on our business strategy and the opportunities outlined in our recent presentation to shareholders."




About Hemispherx Biopharma
Hemispherx Biopharma, based in Philadelphia, is a biopharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of viral and immune-based chronic disorders. Hemispherx Biopharma's flagship products include Alferon(R) and the experimental immunotherapeutics/antivirals Ampligen(R) and Oragens(TM). Alferon(R) is approved for a category of STD infection, and Ampligen(R) and Oragens(TM) represent experimental nucleic acids being developed for globally important viral diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various chronic viral infections. Hemispherx has in excess of 100 patents comprising its core intellectual property estate, a fully commercialized product (Alferon(R) N) and GMP certified manufacturing facilities for its novel pharma products. For more information please visit www.hemispherx.net


www.hemispherx.net


Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the company (including Ampligen(R), Alferon(R) LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications.